As filed with the Securities and Exchange Commission on May 2, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	84-1060803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Memorial City Plaza

800 Gessner Road, Suite 875

Houston, Texas 77024

(281) 899-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brice Tarzwell

Chief Legal Officer

One Memorial City Plaza

Par Petroleum Corporation

800 Gessner Road, Suite 875

Houston, Texas 77024

(281) 899-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. James Cowen

Porter Hedges LLP

1000 Main, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6649

Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares (3)
Warrants
Subscription Rights
Purchase Contracts
Units
Total	$250,000,000	$32,200(4)

(1)	The securities registered consist of $250,000,000 of an indeterminate number or amount of Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights Purchase Contracts and Units, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $250,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Calculation of Registration Fee” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Calculation of Registration Fee” table above.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended, or the Securities Act.
(3)	Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.
(4)	Calculated in accordance with Rule 457(o) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2014

PROSPECTUS

$250,000,000

Common Stock Preferred Stock Depositary Shares Warrants

Subscription Rights Purchase Contracts Units

We may offer from time to time shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units.

The aggregate initial offering price of the securities that we offer will not exceed $250,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the OTQB Marketplace under the symbol “PARR.” The last reported sale price of our common stock on May 1, 2014 was $18.60 per share.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

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You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

PAR PETROLEUM CORPORATION

Par Petroleum Corporation is a diversified energy company based in Houston, Texas. We currently operate in three segments: an integrated refining, distribution and marketing business in Hawaii, non-operated interests in natural gas and oil assets and a commodity marketing and logistics business focused on moving Canadian crude oil to refining hubs in the U.S.

Par Petroleum Corporation is a Delaware corporation created through the successful reorganization of Delta Petroleum Corporation in August 2012, whose principal executive offices are located at 800 Gessner Road, Suite 875, Houston, Texas 77024. Our telephone number is (281) 899-4800. As used in this prospectus, the terms “we,” “us,” “our” and “Par” mean Par Petroleum Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the Commission. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Par and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file reports, proxy statements and other information with the Commission as required by the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the Commission’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Par maintains an Internet site at www.par-petro.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 31, 2014 and Amendment No. 1 to Form 10-K/A for the fiscal year ended December 31, 2013, filed with the Commission on April 29, 2014 (File No. 000-16203);

•	A description of our capital stock contained in our Registration Statement on Form 8-A/A filed with the Commission on December 28, 2012 (File No. 000-16203); and

•	Our Current Reports on Form 8-K or Form 8-K/A, filed with the Commission on November 14, 2013, January 23, 2014, January 24, 2014, March 14, 2014, March 21, 2014, March 27, 2014, March 31, 2014 and April 30, 2014 (File No. 000-16203) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Par Petroleum Corporation, 800 Gessner Road, Suite 875, Houston, Texas 77024, Attention: Corporate Secretary, telephone number: (281) 899-4800.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DILUTION

Our net tangible book value at December 31, 2013 was $6.803 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

DESCRIPTION OF CAPITAL STOCK

As of March 26, 2014 our authorized capital consisted of 500,000,000 shares of voting common stock, of which 30,159,039 were outstanding, and 3,000,000 shares of undesignated preferred stock, none of which were outstanding.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws, Stockholders Agreement, Registration Rights Agreement and Private Placement Registration Rights Agreement (each as defined below) relating to our capital stock. You should read our certificate of incorporation, bylaws, Stockholders Agreement, Registration Rights Agreement and Private Placement Registration Rights Agreement as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the Commission, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, and of the preferential rights of any series of preferred stock then outstanding. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

Our certificate of incorporation contains restrictions on the transfer of certain of our securities by holders who are, or would become as a result of such transfer, a holder of at least 5% of our common stock within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, or the Code. Such restrictions were put in place in order to preserve our net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code.

Preferred Stock

Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:

•	the designation of the series and the number of shares to constitute the series;

•	the dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

•	whether the shares of the series shall be subject to redemption by the Company and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

•	whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Company, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

•	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and

•	rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Company.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the Commission in connection with an offering of preferred stock.

The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek stockholder approval.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.

Anti-takeover Provisions

As noted above, because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our certificate of incorporation and our bylaws provide that only the chairman of the board of directors, the chief executive officer, or any officer upon the written request of a majority of the board of directors, may call a special meeting of the stockholders.

Our certificate of incorporation requires a 66 2/3% stockholder vote for the amendment or repeal of certain provisions of the certificate of incorporation relating to the makeup of the board of directors, voting requirements, liability of directors, indemnification of officers and directors, and the transfer restrictions noted above. Our bylaws require a 66 2/3% stockholder vote for the amendment or repeal of certain provisions of the bylaws. The combination of the lack of cumulative voting and the 66 2/3% stockholder voting requirements will make it more difficult for existing stockholders to replace the board of directors as well as for another party to obtain control of us by replacing the board of directors. Because the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time that such stockholder became an interested stockholder, subject to certain exceptions. That statute, however, is not currently applicable to us as our common stock is not currently listed on a national securities exchange or held of record by more than 2,000 stockholders.

Stockholders Agreement

We and certain of our stockholders, or the Participating Stockholders, including affiliates of Whitebox Advisors, LLC, or Whitebox, Zell Credit Opportunities Fund, L.P., or ZCOF, and Waterstone Capital Management, L.P., or Waterstone, are parties to a stockholders agreement, or the Stockholders Agreement, providing the Participating Stockholders with the right, among other rights, to elect members of our board of directors and the boards of directors of our subsidiaries.

Pursuant to the Stockholders Agreement, each Participating Stockholder agrees to vote all securities of the Company entitled to vote for members of our board of directors owned or controlled by such Participating Stockholder such that the size of our board of directors is five (5) directors, and to cause the election of the following persons to our board of directors:

(a) two (2) individuals designated by Whitebox during the two-year period ending August 31, 2014, and after such two-year period, Whitebox shall designate two (2) individuals so long as Whitebox or its affiliates hold at least ten percent (10%) of the outstanding shares of our common stock and one (1) individual so long as Whitebox or its affiliates hold at least five percent (5%) but less than ten percent (10%) of the outstanding shares of our common stock, or the Whitebox Designees. In the event that Whitebox or its affiliates no longer hold at least five percent (5%) of the outstanding shares of our common stock, the Whitebox Designees shall be designated by holders of a majority of the outstanding shares of our common stock;

(b) two (2) individuals designated by ZCOF during the two-year period ending August 31, 2014, and after such two-year period, ZCOF shall designate two (2) individuals so long as ZCOF or its affiliates hold at least ten percent (10%) of the outstanding shares of our common stock and one (1) individual so long as ZCOF or its affiliates hold at least five percent (5%) but less than ten percent (10%) of the outstanding shares of our common stock, or the ZCOF Designees. In the event that ZCOF or its affiliates no longer hold at least five percent (5%) of the outstanding shares our common stock, the ZCOF Designees shall be designated by holders of a majority of the outstanding shares of our common stock;

(c) one (1) individual, or the Independent Designee, designated jointly by Whitebox, ZCOF and Waterstone, so long as Whitebox, ZCOF and Waterstone and/or their affiliates collectively hold at least twenty percent (20%) of the outstanding shares of our common stock, which Independent Designee shall not be an affiliate of Whitebox, ZCOF and Waterstone. In the event that Whitebox, ZCOF and Waterstone are no longer collectively holders of at least twenty percent (20%) of the outstanding shares of our common stock, then the Independent Designee shall be designated by holders of a majority of the then outstanding shares of our common stock. In addition, in the event that any of Whitebox, ZCOF and Waterstone (together with its affiliates) individually no longer holds at least five percent (5%) of the shares of our common stock, then such person shall no longer be entitled to jointly designate the Independent Designee, which Independent Designee shall thereafter be designated by the remaining persons who are still entitled to appoint the Independent Designee; and

(d) To the extent that any of clauses (a) through (c) above shall not be applicable, any member of the board of directors who would otherwise have been designated in accordance with the terms thereof, or a Designee, shall instead be voted upon by all our stockholders of the Company entitled to vote thereon in accordance with our certificate of incorporation.

Under the Stockholders Agreement, except with respect to Piceance Energy LLC, a Delaware limited liability company, or Piceance Energy, in which we currently own 33.34% of the membership interests, or as otherwise unanimously agreed by the board of directors, the Participating Stockholders will cause their Designees to elect the same persons set forth above to be elected as the members of the board of directors or managers of all our subsidiaries. Each Participating Stockholder also will cause its Designees to vote to elect the following persons to the Board of Managers of Piceance Energy so long as we are a member of Piceance Energy: (i) one person designated by Whitebox, so long as Whitebox, or any one of its affiliates, is a holder of our common stock and (ii) one person designated by ZCOF, so long as ZCOF, or any one of its affiliates, is a holder of our common stock. In the event that either Whitebox or ZCOF are no longer entitled to elect managers to our board of directors, then such Piceance Energy Board of Managers position shall be elected by a majority of our board of directors.

Under the Stockholders Agreement, if (i) we issue additional shares of our common stock to any person who, as a result of such issuance, is a holder of five percent (5%) or more of our common stock or (ii) any transferee or assignee of shares of our common stock that, by itself or together with its affiliates, is or becomes a holder of five percent (5%) or more of the shares of our common stock, then as a condition to such issuance, transfer or assignment, such purchaser, transferee or assignee shall become a party to the Stockholders Agreement.

Under the Stockholders Agreement, prior to August 31, 2014, we may not consummate either (i) a merger, stock issuance, sale of all or substantially all assets, change of entity, or any similar transaction pursuant to which not all holders of our securities entitled to vote for members of our board of directors are treated equally or (ii) a transaction with an affiliate, without prior approval from either (1) a majority of such securities not held by Whitebox, ZCOF and Waterstone or their affiliates, or the Required Majority, or (2) the Independent Designee. If such transaction is approved by the Independent Designee without the approval of the Required Majority, the Company may not consummate any such transaction unless it also receives an opinion from an investment bank or other similar financial advisor that the contemplated transaction is fair, from a financial point of view, to us; provided, however, that such opinion shall only be required (i) for any transaction with a value in excess of $45 million or (ii) for any transaction with an affiliate with a value in excess of $7.5 million. Notwithstanding the foregoing, no such opinion shall be required for any capital contributions used solely to support our potential $60 million in additional capital contributions to Piceance Energy in accordance with the Amended and Restated Limited Liability Company Agreement of Piceance Energy, if the timing of such capital contributions makes obtaining such opinion impractical. Certain other identified transactions are excluded from the above requirements.

Registration Rights Agreements

The Company and the Participating Stockholders are parties a registration rights agreement, or the Registration Rights Agreement, providing the Participating Stockholders with certain registration rights.

Pursuant to the Registration Rights Agreement, among other things, at any time after the earlier of the consummation of a qualified public offering, any Participating Stockholder or group of Participating Stockholders that, together with its or their affiliates, holds more than fifteen percent (15%) of the Registrable Shares (as defined in the Registration Rights Agreement), will have the right to require the Company to file with the Commission, a registration statement on Form S-1 or S-3, or any other appropriate form under the Securities Act of 1933, as amended, or the Exchange Act for a public offering of all or part of its Registrable Shares, or a Demand Registration, by delivery of written notice to the Company, or a Demand Request.

Within ninety (90) days after receiving the Demand Request, we shall file with the Commission the registration statement, on any form for which we then qualify and which is available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, with respect to the Demand Registration. We are required to use commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable after such filing. We will not be obligated (i) to effect a Demand Registration within ninety (90) days after the effective date of a previous Demand Registration, other than for a shelf registration, or (ii) to effect a Demand Registration unless the Demand Request is for a number of Registrable Shares with an expected market value that is equal to at least (x) $15 million as of the date of such Demand Request or is for one hundred percent of the demanding Participating Stockholder’s Registrable Shares with respect to any Demand Registration made on Form S-1 or (y) $5 million as of the date of such Demand Request with respect to any Demand Registration made on Form S-3.

Upon receipt of any Demand Request, we are required to give written notice, within ten (10) days of such Demand Registration, to all other holders of Registrable Shares, who will have the right to elect to include in such Demand Registration such portion of their Registrable Shares as they may request, subject to certain exceptions.

In addition, subject to certain exceptions, if we propose to register any class of our common stock for sale to the public, we are required, subject to certain conditions, to include all Registrable Shares with respect to which the Company has received written requests for inclusion.

The rights of a holder of Registrable Shares may be transferred, assigned or otherwise conveyed to any transferee or assignee of such Registrable Shares, subject to applicable state and federal securities laws and regulations, our certificate of incorporation and the Stockholders Agreement. We will be responsible for expenses relating to the registrations contemplated by the Registration Rights Agreement.

The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as suspension periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter.

In connection with our private placement of approximately 14.3 million shares of common stock in September 2013, or the Private Placement, we entered into a registration rights agreement with the purchasers in the Private Placement, or the Private Placement Registration Rights Agreement. Under the Private Placement Registration Rights Agreement, we agreed to file with the Commission within 60 days after the closing date of the Private Placement and to use our commercially reasonable efforts to cause to become effective a registration statement relating to the shares. We also agreed to use our commercially reasonable efforts to keep the registration statement effective until the earliest to occur of (i) the disposition of all registrable securities, (ii) the availability under Rule 144 of the Securities Act for each holder of registrable securities to immediately freely resell such registrable securities without volume restrictions or (iii) the third anniversary of the effective date of the registration statement. A registration statement relating to the shares of common stock issued in the Private Placement was declared effective by the Commission on December 18, 2013.

The Private Placement Registration Rights Agreement also provides the right for a holder or group of holders of more than $50 million of registrable securities to demand that we conduct an underwritten public offering of the registrable securities. However, the demanding holders are limited to a total of three such underwritten offerings, with no more than one demand request for an underwritten offering made in any 365 day period. Additionally, the Private Placement Registration Rights Agreement contains customary indemnification rights and obligations for both us and the holders of registrable securities.

Listing

Our common stock is quoted on the OTCQB Marketplace under the symbol “PARR.”

Transfer Agent and Registrar

Corporate Stock Transfer is transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the dates or periods during which the warrants can be exercised;

•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any special tax implications of the warrants or their exercise;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and

•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

•	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, subscription rights, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

We may issue the warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the warrant agents, the unit agents or any of our other agents or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payments or other distributions of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2013, incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Par Petroleum Corporation as of December 31, 2012 and for the period from September 1, 2012 through December 31, 2012 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of EKS&H LLLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations of Par Petroleum Corporation (formerly Delta Petroleum Corporation) and subsidiaries (Predecessor), changes in equity (Predecessor), and cash flows (Predecessor) for the period from January 1, 2012 through August 31, 2012, have been incorporated by reference herein and in the registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. KPMG LLP’s report regarding the consolidated financial statements contains an explanatory paragraph that states that the Predecessor filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on December 16, 2011. The Predecessor’s plan of reorganization became effective and the Company emerged from bankruptcy protection on August 31, 2012. In connection with its emergence from bankruptcy, the Company adopted the guidance for fresh start accounting in conformity with FASB ASC Topic 852, Reorganizations, effective as of August 31, 2012. Accordingly, Par Petroleum’s consolidated financial statements prior to August 31, 2012 are not comparable to its consolidated financial statements for periods after August 31, 2012.

The information included in or incorporated by reference into this prospectus regarding estimated quantities of our proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of our proved reserves, future production, and income attributable to certain leasehold and royalty interests as of December 31, 2013 that were prepared by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of the firm as an expert in these matters.

.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$32,200.00
Accounting fees and expenses	$50,000.00
Legal fees and expenses	$20,000.00
Printing and engraving expenses	$10,000.00
Miscellaneous	$5,000.00

Total	$117,200.00

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

As permitted by the DGCL, the Company’s bylaws provide that the Company will indemnify its directors, officers, employees and agents against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, the Company’s certificate of incorporation indemnifies its directors, officers, employees, and agents, together referred to as the Authorized Representatives, against certain liabilities arising on or after August 31, 2012, the effective date of the Third Amended Joint Chapter 11 Plan of

Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates, dated August 16, 2012, to the extent such Authorized Representatives acted in good faith and in a manner such Authorized Representatives reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Authorized Representatives’ conduct was unlawful. The Company has also entered into indemnification agreements with its officers and directors providing for indemnification to the maximum extent permitted under the DGCL. The Company has director and officer liability insurance policies that provide coverage of up to $10 million.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

2.1	Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 7, 2012.****

2.2	Contribution Agreement, dated as of June 4, 2012, among Piceance Energy, LLC, Laramie Energy, LLC and the company. Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on June 8, 2012.****

2.3	Purchase and Sale Agreement dated as of December 31, 2012, by and among the company, SEACOR Energy Holdings Inc., SEACOR Holdings Inc., and Gateway Terminals LLC. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 3, 2013.****

2.4	Membership Interest Purchase Agreement dated as at June 17, 2013, by and among Tesoro Corporation, Tesoro Hawaii, LLC and Hawaii Pacific Energy, LLC. Incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed on August 14, 2013.****

4.1	Form of the company’s Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2014.

4.2	Stockholders Agreement effective as of August 31, 2012, by and among the company, Zell Credit Opportunities Master Fund, L.P., Waterstone Capital Management, L.P., Pandora Select Partners, LP, Iam Mini-Fund 14 Limited, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, HFR RVA Combined Master Trust, Whitebox Concentrated Convertible Arbitrage Partners, LP and Whitebox Asymmetric Partners, LP. Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.3	Registration Rights Agreement effective as of August 31, 2012, by and among the company, Zell Credit Opportunities Master Fund, L.P., Waterstone Capital Management, L.P., Pandora Select Partners, LP, Iam Mini-Fund 14 Limited, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, HFR RVA Combined Master Trust, Whitebox Concentrated Convertible Arbitrage Partners, LP and Whitebox Asymmetric Partners, LP. Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.4	Registration Rights Agreement dated as of September 25, 2013, by and among the Company and the Purchasers party thereto. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 27, 2013.

4.5	Warrant Issuance Agreement dated as of August 31, 2012, by and among the company and WB Delta, Ltd., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, ZCOF Par Petroleum Holdings, L.L.C. and Highbridge International, LLC. Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.6	Form of Common Stock Purchase Warrant dated as of June 4, 2012. Incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.7	Par Petroleum Corporation 2012 Long Term Incentive Plan. Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on December 21, 2012.**

4.8	Form of Warrant Agreement, including form of Warrant.*

Exhibit No.	Description of Exhibit

4.9	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*

4.10	Form of Purchase Contract.*

4.11	Form of Unit Agreement.*

4.12	Form of Pledge Agreement.*

4.13	Form of Deposit Agreement.*

4.14	Form of Depositary Share.*

5.1	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.***

23.1	Consent of Deloitte & Touche LLP.***

23.2	Consent of EKS&H LLLP.***

23.3	Consent of KPMG LLP.***

23.4	Consent of Netherland, Sewell & Associates, Inc.***

23.5	Consent of Porter Hedges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained in signature pages).

*	Par Petroleum will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel to Par Petroleum as to the legality of the securities offered hereby or (iv) any required opinion of counsel to Par Petroleum as to certain tax matters relative to securities offered hereby.
**	Management contracts and compensatory plans.
***	Filed herewith.
****	Schedules and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants are relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 2nd day of May, 2014.

PAR PETROLEUM CORPORATION

By:	/s/ William Monteleone
William Monteleone,
Chairman of the Board and Chief Executive
Officer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Par Petroleum Corporation, hereby, severally constitute and appoint William Monteleone and Christopher Micklas, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Par Petroleum Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Monteleone William Monteleone	Chairman of the Board and Chief Executive Officer President (Principal Executive Officer)	May 2, 2014

/s/ Christopher Micklas Christopher Micklas	Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2014

/s/ Jacob Mercer Jacob Mercer	Director	May 2, 2014

/s/ Benjamin Lurie Benjamin Lurie	Director	May 2, 2014

/s/ Michael Keener Michael Keener	Director	May 2, 2014

/s/ L. Melvin Cooper L. Melvin Cooper	Director	May 2, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

2.1	Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 7, 2012.****

2.2	Contribution Agreement, dated as of June 4, 2012, among Piceance Energy, LLC, Laramie Energy, LLC and the company. Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on June 8, 2012.****

2.3	Purchase and Sale Agreement dated as of December 31, 2012, by and among the company, SEACOR Energy Holdings Inc., SEACOR Holdings Inc., and Gateway Terminals LLC. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 3, 2013.****

2.4	Membership Interest Purchase Agreement dated as at June 17, 2013, by and among Tesoro Corporation, Tesoro Hawaii, LLC and Hawaii Pacific Energy, LLC. Incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed on August 14, 2013.****

4.1	Form of the company’s Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2014.

4.2	Stockholders Agreement effective as of August 31, 2012, by and among the company, Zell Credit Opportunities Master Fund, L.P., Waterstone Capital Management, L.P., Pandora Select Partners, LP, Iam Mini-Fund 14 Limited, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, HFR RVA Combined Master Trust, Whitebox Concentrated Convertible Arbitrage Partners, LP and Whitebox Asymmetric Partners, LP. Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.3	Registration Rights Agreement effective as of August 31, 2012, by and among the company, Zell Credit Opportunities Master Fund, L.P., Waterstone Capital Management, L.P., Pandora Select Partners, LP, Iam Mini-Fund 14 Limited, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, HFR RVA Combined Master Trust, Whitebox Concentrated Convertible Arbitrage Partners, LP and Whitebox Asymmetric Partners, LP. Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.4	Registration Rights Agreement dated as of September 25, 2013, by and among the Company and the Purchasers party thereto. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 27, 2013.

4.5	Warrant Issuance Agreement dated as of August 31, 2012, by and among the company and WB Delta, Ltd., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, ZCOF Par Petroleum Holdings, L.L.C. and Highbridge International, LLC. Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.6	Form of Common Stock Purchase Warrant dated as of June 4, 2012. Incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.7	Par Petroleum Corporation 2012 Long Term Incentive Plan. Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on December 21, 2012.**

4.8	Form of Warrant Agreement, including form of Warrant.*

Exhibit No.	Description of Exhibit

4.9	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*

4.10	Form of Purchase Contract.*

4.11	Form of Unit Agreement.*

4.12	Form of Pledge Agreement.*

4.13	Form of Deposit Agreement.*

4.14	Form of Depositary Share.*

5.1	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.***

23.1	Consent of Deloitte & Touche LLP.***

23.2	Consent of EKS&H LLLP.***

23.3	Consent of KPMG LLP.***

23.4	Consent of Netherland, Sewell & Associates, Inc.***

23.5	Consent of Porter Hedges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained in signature pages).

*	Par Petroleum will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel to Par Petroleum as to the legality of the securities offered hereby or (iv) any required opinion of counsel to Par Petroleum as to certain tax matters relative to securities offered hereby.
**	Management contracts and compensatory plans.
***	Filed herewith.
****	Schedules and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.